Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.11 to this Registration Statement on Form F-1 of our report dated July 19, 2022 with respect to the audited consolidated financial statements of Building DreamStar Technology Inc. for the years ended December 31, 2021 and 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 25, 2022